UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2007
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York		10022

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 4, 2007, we entered into a purchase agreement (the “Agreement”) with Jefferies & Company, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., BNY Capital Markets, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Fox-Pitt, Kelton Incorporated, Keefe, Bruyette & Woods, Inc., and SG Americas Securities, LLC, whereby $600 million aggregate principal amount of our senior debt, consisting of $250 million of 5.875% senior notes due 2014 and $350 million of 6.45% senior debentures due 2027, were sold. The closing date is expected to occur on June 8, 2007.
The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     The following exhibit is filed with this report:

Number	Exhibit

10.1	Purchase Agreement dated June 4, 2007 among Jefferies Group, Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., BNY Capital Markets, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Fox-Pitt, Kelton Incorporated, Keefe, Bruyette & Woods, Inc., and SG Americas Securities, LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: June 5, 2007	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase Agreement dated June 4, 2007 among Jefferies Group, Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., BNY Capital Markets, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Fox-Pitt, Kelton Incorporated, Keefe, Bruyette & Woods, Inc., and SG Americas Securities, LLC.